Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-113479) on Form S-8 of Potomac Bancshares, Inc. and Subsidiary of our report dated March 30, 2010 relating to our audit of the consolidated financial statements, which appear in the Annual Report to Stockholders, which is incorporated in the Annual Report on Form 10-K of Potomac Bancshares, Inc. and Subsidiary for the year ended December 31, 2009.

Winchester, Virginia
March 30, 2010

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